Exhibit 2.01

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	IsoEnergy Ltd.
Reporting Year	From	2024-01-01	To:	2024-12-31	Date submitted	2025-05-30
Reporting Entity ESTMA Identification Number	E747416		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Graham du Preez				Date	2025-05-30
Position Title	Chief Financial Officer

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name			IsoEnergy Ltd.	Currency of the Report	CAD
Reporting Entity ESTMA Identification Number			E747416
Subsidiary Reporting Entities (if necessary)
Payments by Payee

Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
United States of America	U.S. Federal Government	U.S. Department of the Interior - Bureau of Land Management	-	-	351,938	-	-	-	-	351,938	Paid in USD and translated to CAD at the exchange rate at the date of the individual payment. The average exchange rate in the reporting year was 1.3698.
United States of America	State of Utah	Utah Trust Lands Administration	-	323,739	9,117	-	-	-	-	332,856	Paid in USD and translated to CAD at the exchange rate at the date of the individual payment. The average exchange rate in the reporting year was 1.3698.
Canada -Saskatchewan	Ya'Thi Néné Lands & Resources	Athabasca Community Trust STF	-	-	313,534	-	-	-	-	313,534
Australia	Queensland Government	Department of Natural Resources and Mines, Manufacturing, and Regional and Rural Development	-	-	134,266	-	-	-	-	134,266	Paid in AUD and translated to CAD at the exchange rate at the date of the individual payment. The average exchange rate in the reporting year was 0.9035.
Australia	Queensland Government	Queensland Revenue Office	132,346	-	-	-	-	-	-	132,346	Paid in AUD and translated to CAD at the exchange rate at the date of the individual payment. The average exchange rate in the reporting year was 0.9035.

Additional Notes:

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name	IsoEnergy Ltd.				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E747416
Subsidiary Reporting Entities (if necessary)
Payments by Project

Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
United States of America	Tony M	-	307,017	122,485	-	-	-	-	429,502	Paid in USD and translated to CAD at the exchange rate at the date of the individual payment. The average exchange rate in the reporting year was 1.3698.
United States of America	Sage Plain	-	6,327	45,926	-	-	-	-	52,253	Paid in USD and translated to CAD at the exchange rate at the date of the individual payment. The average exchange rate in the reporting year was 1.3698.
United States of America	Daneros	-	10,395	85,583	-	-	-	-	95,978	Paid in USD and translated to CAD at the exchange rate at the date of the individual payment. The average exchange rate in the reporting year was 1.3698.
United States of America	RIM	-	-	7,344	-	-	-	-	7,344	Paid in USD and translated to CAD at the exchange rate at the date of the individual payment. The average exchange rate in the reporting year was 1.3698.
United States of America	Henry Mountains	-	-	99,717	-	-	-	-	99,717	Paid in USD and translated to CAD at the exchange rate at the date of the individual payment. The average exchange rate in the reporting year was 1.3698.
Canada -Saskatchewan	Saskatchewan exploration projects	-	-	313,534	-	-	-	-	313,534	Payments made in regards to collaboration for exploration at properties in Saskatchewan located in the jurisdictions of the Ya'Thi Néné Lands & Resources.
Australia	Ben Lomond	-	-	134,266	-	-	-	-	134,266	Paid in AUD and translated to CAD at the exchange rate at the date of the individual payment. The average exchange rate in the reporting year was 0.9035.
Australia	Queensland exploration projects	132,346	-	-	-	-	-	-	132,346	Paid in AUD and translated to CAD at the exchange rate at the date of the individual payment. The average exchange rate in the reporting year was 0.9035.

Additional Notes[3]: